Exhibit 10.2

[Logo] China Unicom

Cooperation Agreement of China Unicom Co., Ltd. in Relation to Mobile Data Service

COOPERATION AGREEMENT OF

CHINA UNICOM CO., LTD.

IN RELATION TO MOBILE DATA SERVICE

Sequence Number: CUVAS-A03016/S

Cooperation Party (Party A): China Unicom Co., Ltd.

(China Unicom)

Cooperation Party (Party B): Guangzhou NetEase Computer System Company Limited

[FOREIGN LANGUAGE APPEARS HERE]

Date of the Agreement: April 22, 2003

TABLE OF CONTENTS

PRELIMINARY STATEMENT

CHAPTER 1	PURPOSE

CHAPTER 2	DEFINITION

CHAPTER 3	SCOPE OF BUSINESS COOPERATION AND INTERFACE

CHAPTER 4	INTERFACE FOR ADMINISTRATION OF CLIENT SERVICE

CHAPTER 5	SECURITY OF MOBILE DATA SERVICE

CHAPTER 6	BILLING AND SETTLEMENT

CHAPTER 7	INTELLECTUAL PROPERTY RIGHT AND CONFIDENTIALITY CLAUSE

CHAPTER 8	LIABILITY FOR BREACH OF CONTRACT AND DISPUTE RESOLUTION

CHAPTER 9	FORCE MAJEURE

CHAPTER 10	MODIFICATION OR TERMINATION

CHAPTER 11	EFFECTIVENESS AND OTHERS

SIGNATURE PAGE

EXHIBIT 1:	MOBILE DATA SERVICE AND RATE

EXHIBIT 2:	BILLING AND SETTLEMENT

EXHIBIT 3:	MAINTENANCE SECTIONS AND RESPONSIBILITIES OF BOTH PARTIES

EXHIBIT 4:	SERVICE PROVIDED BY PARTY B TO SUBSCRIBERS

EXHIBIT 5:	INFORMATION SOURCE NETWORKING INFORMATION SAFETY AND SECURITY LIABILITY STATEMENT

PRELIMINARY STATEMENT

This AGREEMENT is made in Beijing, the People’s Republic of China (“PRC”) on April 22, 2003 by and between:

[China Unicom Co., Ltd.] (“Party A”), a company established and validly existing under the laws of the PRC with its address at [No. A133, Xidan Street North, Xicheng District, Beijing City, the PRC] and [Yang Xianzu] as its legal representative;

[Guangzhou NetEase Computer System Company Limited (“Party B”), a company established and validly existing under the laws of the PRC with its address at [203 of West Side, No. 25 Jianhua Road and Keyun Road, Zhongshan Main Street, Tianhe District, Guangzhou City] and [William Ding] as its legal representative.

CHAPTER 1 PURPOSE

WHEREAS:

1. Party A is a telecommunications company approved by the competent department of the Ministry of Information Industry under the State Council and engaging in the provision of basic and value-added telecommunication services to the general public throughout the PRC, and has its own telecommunication infrastructure network, a data service platform, a system of sales of services and an exclusive client base. Party A has the full authority to execute and perform this Agreement.

2. Party B is a content provider (“CP”)/services provider (“SP”) legally engaging in the provision of contents/services in connection with the mobile data business, possesses appropriate qualifications for the operation of the cooperation business herein contained and has obtained the following qualification certification:

a.	Business License of Enterprise Legal Person No. 4401012006635;

b.	Business Operation Permit for Telecommunication and Information Services;

c.	Business Operation Permit for Telecommunication Value-added Services No. ; and

d.	Qualification certification in relation to qualification conditions and/or the passing of a test on the business recognized by Party A.

Party B has the full authority to execute and perform this Agreement, and intends to provide the content services of a mobile data business by making full use of the mobile communication network and the data service platform owned by Party A.

Based on the principles of mutual benefits and advantage sharing, and for the purpose of achieving a win-win situation resulting from the development and improvement of China Unicom’s mobile data business, the Parties have therefore signed this Cooperation Agreement.

CHAPTER 2 DEFINITIONS

This Agreement has the following defined terms. Other related terms not expressly defined herein shall be construed in accordance with applicable laws and regulations or the laws of the PRC or the requirements of governmental authority. In the case of no clear interpretation of such terms available in any law, industry practice can be taken as reference.

2.1 CP/SP

CP is the abbreviation of, and shall mean, Content Provider. For the purposes of this Agreement, CP shall mean a provider who delivers information contents that are solely used in the service.

SP is the abbreviation of, and shall mean, Services Provider. For the purposes of this Agreement, SP is a professional service body engaging in the provision of communication and information services. SP may be a network operator or a provider who offers comprehensive services to its clients by grouping together the businesses of any other network providers.

The term “CP/SP” used herein shall mean all the professional bodies which are willing to cooperate with Party A, and provide various mobile data services to the subscribers of Party A’s mobile communication network through its mobile communication network and data service platform.

2.2 Subscribers

Subscribers shall mean natural persons, legal persons or other organizations gaining access to the mobile communication network and data service platform of Party A via mobile terminals or other telecommunication terminals recognized by Party A, and giving their acceptance of the mobile data services of Party A and Party B on a voluntary basis.

2.3 Mobile Data Service

Mobile Data Service shall mean any data service provided through the mobile communication network of Party A and its related application.

2.4 Mobile Communication Network and Data Service Platform

In this Agreement, Mobile Communication Network shall mean the infrastructure facilities in connection with the mobile communication service provided by Party A. Data Service Platform shall mean the service platform that is newly added and specifically designed for certain or several data services that is built on top of the Mobile Communication Network, including, but without limitation, features such as the provision of ports to the Subscribers and CP/SP, service management and fee calculation.

2.5 Services Supporting System

Services Supporting System shall mean the system in relation to the administration of the Subscribers and certification, billing and settlement, as well as business accounts that are necessary for the normal operation of the services.

2.6 Communication Channels

Communication Channels shall mean the physical and logical connection provided for communication between the Subscribers in the mobile communication system.

2.7 Connectors

Connectors shall mean the connecting devices used during the communication connection between the Data Service Platform and the Mobile Communication Network, and the Data Service Platform and the application servers provided by CP/SP, including URL addresses and other parameters.

2.8 Data Flow

Data Flow shall mean the inflow or outflow of communications traffic through the Data Service Platform.

2.9 Tests

Tests shall mean the tests on any business provided by CP/SP with the application of certain instruments and methods. These may include the tests on network connection, conformity of ports and function tests, etc. so as to ensure that the services are in compliance with the official requirements of operations.

2.10 Grace Period for Withdrawal of Services

In the case of the termination of any services provided by CP/SP, CP/SP shall notify the Subscribers promptly of its termination of services within a certain period of time prior to the termination so as to mitigate any loss that may be suffered by the Subscribers as a result of the termination. During such period, Party B shall continue to provide services to the Subscribers pursuant to its subscriber agreements with them, and the period for provision of continuous services shall be referred to as the Grace Period for Withdrawal of Services.

2.11 Connection Points of Equipment

Connection Points of Equipment shall mean the place where connection between two physical and logical equipments is available.

2.12 Interface Maintenance

A service system required for provision of services to the Subscribers is made of several parts and the maintenance thereof is carried out by different responsible parties. Interface Maintenance shall refer to the surface where division of maintenance obligations between responsible parties takes place.

2.13 System Maintenance

System Maintenance shall mean the day-to-day maintenance and breakdown maintenance that are necessary for the normal operation of the service system.

2.14 Gateway

Gateway shall mean the equipment which allows the exchange of agreements and system connections.

2.15 Subscribers’ Customization

Subscribers’ Customization shall mean the confirmation by the Subscribers of the conditions subject to which the acceptance of service is given and their acceptance of service on a voluntary basis.

2.16 7 X 24 hours

7 X 24 hours shall mean 7 days a week and 24 hours a day without any break during public holidays and festivals.

2.17 Communication Fees

Communication Fees shall mean the cost arising from the use by the Subscribers or CP/SP of the network resources of Party A. The Communication Fees will be charged to the Subscribers or CP/SP by Party A, and shall inure to the benefit of Party A.

2.18 Information Services Charges

Information Services Charges shall mean the charges other than the Communication Fees incurred from the use by the Subscribers of any content information or application services provided by CP/SP. Given that Party A provides connection service, client service and fees calculation and collection services, the Information Services Charges shall be shared by Party A and Party B on a pro rata basis.

2.19 Enterprise Code

Enterprise Code shall mean the abbreviation of the “CP/SP Enterprise Code of the Mobile Data Service of China Unicom,” which is the enterprise logo of Party B solely recognized by Party A.

CHAPTER 3 SCOPE OF BUSINESS COOPERATION AND INTERFACE

3.1 Party A shall provide Party B with the Communication Channels and resources on network subscribers with consideration. By making use of its client service, its billing system and the Services Supporting System, Party A shall also provide Party B with connection service, client service, fee calculation and collection services (see Exhibit 1 for the basis and method of billing and settlement) with consideration.

3.2 The Enterprise Code assigned by Party A to Party B shall be 60004.

3.3 Party A warrants that the Enterprise Code assigned to Party B shall be exclusive and non-changeable. The Parties acknowledge that the system of Party A shall include but not be limited to the billing and settlement system, the data service platform system and the client services system. The Enterprise Code assigned by Party A to Party B and the enterprise name of Party B as a legal-person entity shall have the same binding effect.

3.4 Party B shall provide its client with the Mobile Data Services described in Exhibit 2 by making use of the Mobile Communication Network and data service platform operated by Party A.

3.5 Upon the commencement of the Mobile Data Service (including any changes therein), Party B shall have obtained a written document certifying the passing of tests imposed by Party A. Party A shall, at the request of Party B, have an obligation to issue the written document after the test of Party B’s service and confirmation of its ability to develop the Mobile Data Service.

3.6 Prior to the provision of the Mobile Data Service to the Subscribers of Party A by any means, Party B shall notify such Subscribers in detail of all the material information such as the content, form and charges of the service. No notification thereof must contain information that is less than that set forth in Exhibit 3. Party B may start providing the service to the Subscribers subject to the completion of the aforesaid notification and the confirmation and/or acknowledgment by the Subscribers of their acceptance of the mobile data value-added service. Without prior written approval of Party A, Party B shall not require the Subscribers to customize their services and then charge them with any related cost in a compulsory manner such as by saying “An acceptance is inferred by the acquiesce of the Subscribers”, or “An acceptance of services shall be deemed if service is not cancelled by phone or SMS”, or impose any additional burdens that are unnecessary on the Subscriber therefrom.

3.7 During the term of this Agreement, each of Party A and Party B shall be responsible for maintenance of their respective interfaces with the Connection Points of Equipment as the drawing line. Please refer to Exhibit 4 for details.

3.8 During the term of this Agreement, Party B shall provide Party A with any reports on data including the development, classification, and habits of the Subscribers and the projection of business development as required by Party A, and shall deliver to Party A on a timely basis any information of the Subscribers that is necessary for the management of the service, as well as ensure that the subscriber database of Party A is updated on a real-time basis.

3.9 In the development of the Mobile Data Service, Party B shall agree to strictly observe the procedures on the administration of the Mobile Data Service, the standards of service quality and client service, and other requirements of any applicable documents prepared and to be prepared from time to time by Party A.

3.10 During the cooperation between the Parties, Party B who adds any new services to the Mobile Data Service or changes its business scope and pricing, etc., shall be subject to the billing test of Party A and approved by Party A in writing.

3.11 Party A and Party B may individually or collectively market the Mobile Data Service by whatever means pursuant to their needs.

3.12 Party A shall have the right to negotiate with Party B in respect of the marketing of the Mobile Data Service with relevant materials marked with the brand name of China Unicom and having been examined by Party A.

3.13 Unless requested by Party A and with its written consent, Party B may individually use the name and logo of Party A and any other information relating to it in the marketing activities of the Mobile Data Service.

3.14 All liabilities arising from the provision by any third party of the Mobile Data Service of any kind through the Interface Maintenance to the Subscribers shall be borne by Party B. Party A shall have no responsibility for the Subscribers and the third party thereby.

CHAPTER 4 INTERFACE FOR ADMINISTRATION OF CLIENT SERVICE

4.1 The Parties shall establish a 7 X 24 hours telephone hotline service center.

4.2 The client complaint center or consultation center of Party A shall refer to Party B any questions that are not related to Party A. Party B shall, within one (1) hour following receipt thereof, give Party A a preliminary reply or response to the Subscriber directly, and shall ultimately provide answers or solutions to the questions concerned.

4.3 Party B shall not instruct the Subscribers to directly contact Party A on their own on the ground that the inquiries or complaints received by Party B are regarded as questions for Party A. If Party B believes that such inquiries or complaints received are in fact questions for Party A, the customer service personnel or client service system of Party B shall offer assistance to Party A in analyzing and handling such questions and, within one (1) hour following receipt thereof, shall contact Party A and refer the questions to it after its confirmation.

4.4 In the event that either party fails to determine who shall take the responsibility for the inquiries or complaints received by it, such party shall, within one (1) hour following receipt thereof, contact the other party and shall check clearly the situation and help the clients solve their problems. No responsibility shall be shifted between them.

CHAPTER 5 SECURITY OF MOBILE DATA SERVICE

5.1 During the operation of the service, Party A shall have the right to conduct necessary tests and gather data statistics at all times on the services provided by Party B pursuant to its needs, and, based on the test results, request Party B to modify its services in compliance with the administration requirements of Party A with regard to the Mobile Data Service.

5.2 Party A shall have the right to exercise control over, and make adjustment to, the Data Flow and the Connectors of the Interface Maintenance operated by Party A, and shall notify Party B of the result of any adjustments it has made.

5.3 Party B warrants that the services provided by it do not pose any material and potential risks that may cause harm to the Mobile Communication Network, the Data Service Platform or the benefits of other Subscribers of Party A due to its own service or its service being taking advantage of by individual subscribers.

5.4 Party B shall abide by applicable PRC regulations, orders and policies with regard to telecommunication and Internet information. Party B warrants that the contents of the information service provided by it will not be in violation of relevant PRC laws, regulations and policies, and it will not distribute the nine types of unlawful information set forth in the “Information Source Networking Information Safety and Security Liability Statement” (see Exhibit 5) through Party A’s system.

5.5 Party B shall resolve all disputes arising from and in connection with the security and legality of the information provided by it.

5.6 Party B shall indemnify Party A for any economic losses suffered by the business operations of Party A as a result of the breach of Paragraph 5.4 on the part of Party B. If such breach has an adverse impact on Party A in the eyes of the general public, Party B shall declare its liability in this matter and shall make an apology publicly to Party A.

5.7 While transmitting various data or information to the communication platform of Party A, Party B shall warrant that the Data Flow will not cause harm to the safe capacity of the network. Party A shall have the right to impose limits on the transmission of data or information that exceeds the capacity allowed by Party A and may affect the safe operation of Party A’s network.

CHAPTER 6 BILLING AND SETTLEMENT

6.1 The Communication Fees and the Information Service Charges shall be charged by Party A on a uniform basis, and no fees will be charged by Party B. Please refer to Exhibit 1 for the details of billing and settlement in respect of the Mobile Data Service.

6.2 All communication fees arising from the use by the Subscribers or Party B of the Mobile Communication Network of Party A shall inure to the benefit of Party A.

6.3 Revenues from the Information Service Charges generated by the Mobile Data Service of Party B shall be shared by Party A and Party B in a certain proportion. The entitlement of Party A to the revenues is the result of its provision of the following services: the provision of resources on network subscribers of the Mobile Communication Network, related service platform, tests on business and quality control service, unified client service and marketing of service, information fee collection service and/or fee calculation service, etc.

6.4 If any Subscribers refuse to pay the Information Service Charges due to the quality of Party B’s service, Party B shall pay not only the exact amount of the Communication Fees arising from the use of the Mobile Communication Network of Party A, but also the share receivable by Party A from the Information Service Charges in accordance with the percentage specified in Exhibit 1 hereof.

6.5 Party B shall provide Party A with the basis of service charges in the form of data as provided by Party A. The final basis of service charges shall be confirmed and passed by Party A. Any change in the price of the services of Party B shall be officially put into practice subject to the approval of Party A.

6.6 Party B shall provide Party A with official invoices upon and after the settlement of the Information Service Charges with Party A.

6.7 Party A shall, within the given period, pay Party B in full the post-settlement Information Service Charges in a manner mutually agreed by the parties.

CHAPTER 7 INTELLECTUAL PROPERTY RIGHT AND CONFIDENTIALITY CLAUSE

7.1 Any questions in connection with copyright, trademark right, patent and other intellectual property rights occurring during the cooperation between the Parties shall be dealt with in accordance with relevant PRC laws. Party B shall execute authorization/licence agreements that are necessary with the owners of intellectual property right/rights owners and/or their representatives pursuant to the PRC applicable rules so as to ensure that the Data Service provided by Party B will not infringe the lawful interests of the owners of intellectual property right/rights owners, and shall produce the authorization/licence agreements required by Party A. Party A shall not be liable for any disputes involving intellectual property right between Party B and a third party.

7.2 Party B shall resolve all the disputes arising from the security and legality of the information service provided by it. Party B undertakes and warrants that its information service will not infringe the intellectual property right or other civil rights of any third parties. Party B further undertakes that it will indemnify against all litigations, claims, administrative punishments, losses and damages suffered from any breach of the above undertakings and warranties.

7.3 Party A and Party B shall keep confidential the obligations and details of this Agreement. Without prior written consent of any party, the other party shall not disclose to any third parties the details of the Cooperation Agreement and its related issues.

7.4 During the term of this Agreement and 2 years after the termination hereof, neither party shall disclose, divulge to or provide any third parties with any trade secrets (including financial secrets), technological secrets, business know-how and/or other confidential information and materials obtained from the other party (whether in writing or orally or in any other manner).

7.5 During the term of this Agreement and 2 years after the termination hereof, the Parties shall keep in confidence any trade secrets (including financial secrets), technological secrets, business know-how and/or other confidential information and materials (whether in writing or orally or in any other manner) jointly developed by them in connection with the performance of this Agreement. Without the consent of the other party, any party shall not disclose, divulge or provide the same to any third parties.

CHAPTER 8 LIABILITY FOR BREACH OF CONTRACT AND DISPUTE RESOLUTION

8.1 The Parties shall strictly observe the provisions of this Agreement. A breach of contract shall occur if either party fails to perform its own obligations, undertakings or warranties, or violates its representations hereunder, thereby causing any damage to the interest of the other party or making the cooperation business impossible to continue.

8.2 If either party breaches its obligations under this Agreement and incurs bad social impact or economic losses to the other party, the non-defaulting party shall have the right to hold the defaulting party responsible for such breach, to require the defaulting party to reverse such impact and make corresponding compensations, and to terminate this Agreement.

8.3 The Parties shall resolve in good faith and in the spirit of mutual cooperation any disputes or conflicts in connection with this Agreement through consultation.

8.4 The Parties agree to refer any dispute arising out of or in connection with this Agreement to the Beijing Arbitration Commission and finally resolve it by arbitration under the rules of the Commission then in effect if such dispute cannot be resolved through consultation.

8.5 The conclusion, execution and interpretation of this Agreement shall be governed by the relevant laws and regulations of the People’s Republic of China.

CHAPTER 9 FORCE MAJEURE

9.1 “Force Majeure” shall mean any event beyond the control of the Parties and which is unforeseen, or which is foreseeable but will inevitably affect the full or partial performance of this Agreement by either party. These events shall only include natural disasters such as earthquake, landslide, flood, typhoon and unusual weather changes, as well as fire, explosion, incidents, act of war, rebellion, uprising, mutiny, social unrest or revolt, terrorist attack or destructive activities or any contingent events of a similar or different nature.

9.2 In the case of the failure of a party to perform its obligations due to Force Majeure, such party shall not be liable for the losses of the other party incurred thereby.

9.3 The party affected by the above events of Force Majeure shall notify the other party in writing of such occurrence, and shall, within 15 days thereafter, send a valid certificate issued by the relevant authority explaining the details of such events and the reason for its failure to perform or delay in performing all or any part of this Agreement. The Parties shall negotiate the performance or termination of this Agreement according to the degree of impact on the performance hereof caused by such events.

CHAPTER 10 MODIFICATION OR TERMINATION OF AGREEMENT

10.1 During the cooperation between Party A and Party B, the administration regulations with respect to the Mobile Data Service or other related administration regulations on client services of Party A shall, if formulated, be taken as a supplement hereto. In the case of any conflicts between the above administration regulations and this Agreement, the administration regulations shall prevail. Party A and Party B may negotiate the conflicting provisions and execute a supplemental agreement for amendment.

10.2 In the event of any modification or amendment of this Agreement by a party, such party shall give 15-day prior written notice to the other party. The Parties hereto shall modify or amend this Agreement in writing through negotiation.

10.3 If a party fails to perform its liabilities and obligations hereunder, or seriously violates the requirements of this Agreement, thereby resulting in the failure of the other party to carry out or continue its cooperation on the mobile data value-added service under this Agreement, it shall be deemed as the termination of this Agreement unilaterally by the defaulting party. The non-defaulting party shall be entitled to make claims against the defaulting party for any economic losses arising from its breach and rescind this Agreement.

10.4 In the case of the termination of its service for any reason, Party B shall have an obligation to notify Party A in writing at least 1 month prior thereto, and provide the Grace Period for Withdrawal of Service for 1 to 3 months, during which Party B shall continue to provide the services to the Subscribers and post an announcement in respect of the termination of service on its website (Web/WAP) or other channels.

CHAPTER 11 EFFECTIVENESS AND OTHERS

11.1 This Agreement shall become effective after it is signed by the authorized representatives of Party A and Party B and affixed with the official seal of the Parties. The term hereof shall be 1 year, which is renewable upon agreement by both Party A and Party B through consultation.

11.2 This Agreement and its exhibits are executed in 4 counterparts. Party A and Party B shall each keep 2 copies. Each of them shall have equal legal effect.

11.3 All exhibits hereto are an integral part of this Agreement and shall have equal legal effect.

11.4 Since this Agreement becomes effective, the SMS Cooperation Agreement of China Unicom entered into between Party B and China Unicom, Hainan Branch (Branch of Party A in charge of connection service) shall be terminated simultaneously.

11.5 Contact persons of Party A and Party B shall be:

Party A:	Name: Li Hong
	Telephone No.:	010-66504032
	Fax:	010-66504005
	E-mail:	lih@chinaunicom.com.cn

Party B:	Name: Li Yanqi
	Telephone No.:	13311007655
	Fax:	010-85180163
	E-mail:	lli@corp.netease.com

SIGNATURE PAGE

Party A: China Unicom Co., Ltd.

Representative: (Signed and seal affixed)

Date: April 20, 2003

Party B:

Representative: (Signed and seal affixed)

Date: April 14, 2003

Exhibit 1 Billing and Settlement

1. Party B shall indicate the collection of information fee in each message delivered in accordance with Party A’s format requirements.

2. Billing rate for SMS

A. Communication fee:

(a) communication fee shall be determined and collected by China Unicom;

(b) with respect to information ordering an enquiry sent by subscribers through mobile phones, upon subscribers’ successful receipt of messages, the uplinking communication fee shall be charged at RMB 0.05 yuan per message, and the downlinking communication fee shall be collected according to the amount of messages actually received by subscribers, at the rate of RMB 0.05 yuan per message;

(c) with respect to information ordered by subscribers via the Internet, a communication fee shall be charged according to the amount of downlinking messages at RMB 0.05 yuan per message;

(d) with respect to the “peer to peer” mode (SMS between mobile phones): upon subscriber’s successful sending of messages, the calling party shall be collected RMB 0.10 yuan per message;

(e) with respect to system feedback in the use of mobile data services, the subscribers shall not be charged any fees.

For example, system information indicating subscriber’s successful operation, system failure or feedback to subscriber in the event of subscriber’s unsuccessful operation, both the uplinking and downlinking communication shall be free of charge.

B. Information service fee:

(a) in principle, information service fee shall be determined by Party B, and implemented upon Party A’s verification and approval;

(b) information service fee shall be charged to the sending party upon subscriber’s successful receipt of information;

(c) fee cap shall be applied to Party B’s information service fee

Fee cap for charge per message: RMB2 yuan per message;

Fee cap for monthly fee: RMB30/month (50% if the service period is less than 15 days for one month).

For details of the service fees (information service fee), please see Exhibit 2.

3. Special charges for PUSH services

(a) “PUSH services” means services provided by CP/SP without subscribers’ voluntary application, and which are received by subscribers through mobile terminals;

(b) subscribers shall not be charged any fees for the receipt of PUSH services;

(c) Party B shall pay Party A downlinking communication fees at the rate of RMB 0.05 yuan per message for PUSH services;

(d) Party B shall only publish information relating to services; Party B shall not send any unsolicited advertisement or other commercial information to subscribers.

4. Revenue sharing between Party A and Party B

Party A shall take communication fees, and information service fees shall be shared between Party A and Party B in a certain percentage after deduction of 4% business tax and 8% non-performing debt reserve:

(a) Revenue sharing basis: information service fees receivable (after deduction of 4% business tax and 8% non-performing debt reserve).

(b) During the first three-month period after the formal launch of services, Party A shall take 20%, and Party B shall take 80%, of information service fees. If at a certain point during the first three months Party B’s service volume exceeds 10 million messages per month (including 10 million messages), then Party A shall take 10% and Party B take 90% of the information service fees generated in that month.

(c) From the first day of the month after the three-month period of the launch of Party B’s services, the following revenue sharing percentage shall apply according to the monthly volume in the following grades:

Unit: 10 thousand messages per month

	Grade 1	Grade 2	Grade 3	Grade 4
Volume	≥ 1000	≥ 500	≥ 100	< 100

Party A’s share	10%	20%	30%	40%

Party B’s share	90%	80%	70%	60%

Note: The service volume above shall be calculated according to the amount of actual messages (including information ordering and monthly fee), not including PUSH services initiated by Party B.

5. Settlement

A. The settlement shall be conducted once in each month.

B. The parties shall, between the 10th and 20th of each month, verify the data of the previous month’s information service fees, and settle the previous month’s information fees between the 25th and 28th of each month. That is, information service fees accrued in a given month shall be verified in the following month, and be settled in the month after.

C. The schedule of information service fees collected by Party A for the account of Party B shall be based on the report of successful call sessions that Party A provides to Party B.

D. If the discrepancy between the billing data from Party A and Party B is lower than 5%, the billing shall be based on Party A’s data; otherwise both parties shall verify the reasons for such discrepancy and timely find out reasonable solutions thereto.

6. Others

A. Party B must notify subscribers of the amount of messages upon delivery of message service.

B. If a subscriber selects group calling via Internet, the calling party shall be charged according to the amount of call numbers and the corresponding rate of communication fees and information fees, the amount of call numbers for each group calling shall not be more than 2 numbers.

7. Bank info

Party A’s bank:

Party A’s bank account:

Party B’s bank: Guangzhou Haoshijie Branch Office, Agricultural Bank of China

Party B’s bank account:            037601040000947

Exhibit 2 Mobile Data Service and Rate

1.	Service: ■ Short Message ☐ Mobile Internet ☐ Downlinking ☐ Location

Connection mode: ■ Internet ☐ PL ☐ LAN

Connection location: Beijing

Time for launch: Party A’s formal issuance of launching document

2.	Party B’s customer service number: 020-83568090

3.	Person in charge of customer service: Zhang Yun

4.	URL of Party B’s mobile data service: http://sms.163.com

5.	Service description and billing rate: please see Exhibit 2 “SMS Description List.”

Exhibit 2 SMS Description List

Name of the Company	Guangzhou NetEase Computer System Company Limited	Enterprise Code	60004	Website	http://www.163.com

Nature of Business	On-demand, customized or free services	Service Code

1. News

Name of Service	Service Code	Required Form (Method of Use)	Transmission Frequency (Several times a day/Several pieces each time)	Rate	Calculation Method	Description
News Headlines	8980040027	To transmit from XWDZ 1001 to 9163	8-10 pieces/day	RMB 0.15 each time	MT	The latest information, the hottest current affairs, the No. 1 news and the major international and PRC news

PRC News	8980040028	To transmit from XWDZ 1002 to 9163	3-5 pieces/day	RMB 0.05 each time	MT	To be transmitted daily and updated on real-time basis; to capture the major PRC news to enable you to grasp the hot topics in China

International News	8980040029	To transmit from XWDZ 1003 to 9163	3-5 pieces/day	RMB 0.05 each time	MT	To know ups and downs of the world by being informed of world developments, political anecdotes, and internationally famous people

Social News	8980040030	To transmit from XWDZ 1004 to 9163	3-5 pieces/day	RMB 0.05 each time	MT	To keep abreast of the times and fashionable trends; to describe every corner of society with rich and extensive social information

Technology News	8980040031	To transmit from XWDZ 1005 to 9163	3-5 pieces/day	RMB 0.05 each time	MT	To be at the forefront of the trends; to report the latest technology information and IT development in or outside China and you can get new rewards every day

Financial News	8980040032	To transmit from XWDZ 1006 to 9163	3-5 pieces/day	RMB 0.05 each time	MT	To grasp the first- hand financial news

Sport News	8980040033	To transmit from XWDZ 1007 to 9163	3-5 pieces/day	RMB 0.05 each time	MT	So many matches in green courts and sports competitions for reporting; countless famous people in the sport industry and all international and domestic news can be found here

Entertainment News	8980040034	To transmit from XWDZ 1008 to 9163	3-5 pieces/day	RMB 0.05 each time	MT	You can relax after meals by reading lots of news regarding entertainment industry, acts of paparazzi which make you either laugh or cry, as well as comprehensive entertainment news

Financial Special Report	8980040080	Customized by the website	6-8 pieces/day	RMB 0.15 each time	MT	Special reports on financial news

Special Report	8980040079	Customized by the website	8-10 pieces/day	RMB 0.15 each time	MT	Special news and current affairs and the latest news in special reports

NetEase News – Customized VIP Set A	8980040081	Customized by the website	1 piece a day	RMB 10/month	Monthly	The latest information, the hottest current affairs, the No. 1 news and the major international and PRC news (on a monthly basis)

NetEase News – Customized VIP Set B	8980040082	Customized by the website	2 pieces a day	RMB 15/month	Monthly	The latest information, the hottest current affairs, the No. 1 news and the major international and PRC news (on a monthly basis)

NetEase News – Customized VIP Set C	8980040083	Customized by the website	3 pieces a day	RMB 30/month	Monthly	The latest information, the hottest current affairs, the No. 1 news and the major international and PRC news (on a monthly basis)

News Headlines	8980040140	Customized by the website	2-3 pieces/day	RMB 30/month	Monthly	The latest information, the hottest current affairs, the No. 2 news and the major international and PRC news (on a monthly basis)

2. Stocks

Name of Service	Service Code	Required Form (Method of Use)	Transmission Frequency (Several times a day/ Several pieces each time)	Rate	Calculation Method	Description
Information On Demand	8980040009	GP “Stock Code”	Customized by Subscribers	RMB 0.05 each time	MT	To deliver real-time stock information on a timely basis or on demand

Daily Analysis on Particular Stocks	8980040010	Customized by the website	Customized by Subscribers	RMB 0.15 each time	MT	Expert analysis on the share price of particular stocks every day

Interim Report of Particular Stocks	8980040072	Customized by the website	Customized by Subscribers	RMB 0.15 each time	MT	Interim result report of particular stocks

Stock Alert	8980040011	Customized by the website	Customized by Subscribers	RMB 0.45 each time	MT	To set share price and send out an SMS when the requirement of share price is met

Market Report	8980040012	Customized by the website	3 pieces a day	RMB 0.05 each time	MT	To prepare information relating to the stock market every day

Enquiry on Stock Code	8980040013	GPCX “Short Form of Stock Name in Pinyin”	Customized by Subscribers	RMB 0.05 each time	MT	To check stock code

News on Stock Market	8980040014	Customized by the website	1–3 pieces a day	RMB 0.05 each time	MT	To deliver first-hand information in connection with stock market

Ranking of Shares in Terms of Increase	8980040016	Customized by the website	1 piece of news for each of Shanghai Stock Exchange and Shenzhen Stock Exchange for each trading day	RMB 0.05 each time	MT	After the closing of stock market in the afternoon, NetEase will send information relating to the top 3 A shares listed in Shanghai Stock Exchange and Shenzhen Stock Exchange with the greatest increase to those subscribers who have customized this service

New Issue of Shares	8980040017	Customized by the website	1 piece of news for a new share	RMB 0.05 each time	MT	In the case of new issue, NetEase will send to those subscribers who have customized the New Issue of Shares service relevant information, such as the name of new share, the code and time for application, the share capital in issue, the issue price and the cap on application for account

Ranking of Shares in Terms of Decrease	8980040018	Customized by the website	1 piece of news for each of Shanghai Stock Exchange and Shenzhen Stock Exchange for each trading day	RMB 0.05 each time	MT	After the closing of stock
market in the afternoon,
NetEase will send
information relating to
the top 3 A shares listed
in Shanghai Stock
Exchange and Shenzhen
Stock Exchange with the
greatest decrease to
those subscribers who
have customized this
service

New Shares Listing	8980040019	Customized by the website	1 piece of news for a new share	RMB 0.05 each time	MT	In the case of new shares
listing, NetEase will
send to those subscribers
who have customized the
New Shares Listing
service relevant
information, such as the
name of new share, the
stock code, the number
of shares to be listed, the
issue price and the
forecast of share price
after listing

Portfolio Analysis	8980040020	Customized by the website	Customized by Subscribers	RMB 0.45 each time	MT	Portfolio analysis is a
value-added service
provided to the
subscribers with
investment portfolio.
After the closing of share
market in the afternoon,
we will report to those
subscribers who have
customized the portfolio
analysis service on the
market value of their
investment portfolio
(excluding the handling
fees in connection with
the sales of investments)

Announcements of Particular Stocks	8980040021	Customized by the website	Customized by Subscribers	RMB 0.45 each time	MT	If you always forget
the placing of
shares and result in
losses, or puzzle
about what’s going
on with my shares,
NetEase will
provide you with
personalized
services and inform
you of the latest
news of the shares
with which you are
concerned

3. Sports

Name of Service	Service Code	Required Form (Method of Use)	Transmission Frequency (Several times a day/ Several pieces each time)	Rate	Calculation Method	Description
News of China Team in World Cup	8980040035	Customized by the website	At any time	RMB 0.05 each time	MT	The China team joins the World Cup again and what will be the result? Let’s pay attention to it and watch together

Other provisional matches (for example, World Youth Cup)	8980040036	Customized by the website	At any time	RMB 0.05 each time	MT	News coverage on provisional matches

News on Jia A League	8980040037	To transmit from XWDZ 1203 to 9163	2 pieces of news for each match (First half and second half)	RMB 0.05 each time	MT	The Chinese League has a new development and the teams of Jia A League compete with each other. Who will then be the winner? Please see News on Jia A League

News on Jia B League	8980040038	To transmit from XWDZ 1206 to 9163	2 pieces of news for each match (First half and second half)	RMB 0.05 each time	MT	Another match for the Chinese League other than Jia A League and the match will start very soon

Scores of Jia A League	8980040039	To transmit from XWDZ 1204 to 9163	Once for each round	RMB 0.05 each time	MT	Ranking of the soccer teams after each round of matches can be clearly shown

Scores of Jia B League	8980040040	To transmit from XWDZ 1205 to 9163	Once for each round	RMB 0.05 each time	MT	To record the gain and loss of various teams in the matches of Jia B League for the past year

News on Italy League Series A	8980040041	To transmit from XWDZ 1207 to 9163	1 piece of news for each match (Second half)	RMB 0.05 each time	MT	The first league in European continent – Full coverage on the exciting game of Italy League Series A

News on Germany League Series A	8980040042	To transmit from XWDZ 1208 to 9163	1 piece of news for each match (Second half)	RMB 0.05 each time	MT	Don’t miss every round of Germany League Series A if you like steady playing style and the enthusiastic participation of German team

News on England Premier League	8980040043	To transmit from XWDZ 1209 to 9163	1 piece of news for each match (Second half)	RMB 0.05 each time	MT	To provide you immediately with the news on the exciting, wonderful and closely fought matches of England Premier League

FI Grand Prix Race	8980040044	To transmit from XWDZ 1210 to 9163	1 – 2 pieces of news for each station, and once for every two weeks	RMB 0.05 each time	MT	Motor racing competition and its results

Other quarterly competition (for example, NBA)	8980040045	Customized by the website	Usually 4 pieces of news a week	RMB 0.05 each time	MT	News on quarterly provisional competitions

Guessing Competition	8980040103	Customized by the website	1 piece of news each time	RMB 0.15 each time	MT	Guessing competition in connection with the results and development of major matches during the World Cup

Monopoly of World Cup	8980040104	Customized by the website	1- 2 pieces of news each time	RMB 0.15 each time	MT	Questions and answers regarding the knowledge of the World Cup. 1 – 2 questions will be sent out regularly. If you want to have some more questions, you may request to do so

Soccer Game	8980040110	Customized by the website	1 game each time	RMB 0.15 each time	MT	This is a game for 2 players.
Subscribers may send out SMS
to invite others to play games or
accept invitation in respect
thereof. Whether they win or
lose, it depends on the goals
they score and how they keep
the balls out in the SMS of both
						parties

Election of the World Cup Stars	8980040111	Customized by the website	1 piece of news each time	RMB 0.25/time	MT	To elect the star of the day, the World Cup star and the star of the Chinese team during the World Cup

Development of European Champions Cup	8980040145	To transmit from ZC 1303 to 9163	1 piece/match	RMB 0.15 each time	MT	To deliver news coverage on
European soccer matches, any
information relating to both
parties prior to matches, the
status of team players on a
timely basis; to help subscribers
understand the latest
development of soccer teams
prior to matches and to provide
subscribers with first-hand
						analysis on betting

Real-time Result of European Champions Cup	8980040146	To transmit from ZC 1304 to 9163	2 pieces/match	RMB 0.25/piece	MT	To deliver news coverage
on European soccer
matches, any information
relating to both parties
prior to matches, the
status of team players on
timely basis; to help
subscribers understand
the latest development of
soccer teams prior to
matches and to provide
subscribers with first-
hand analysis on betting

Development of England Premier League	8980040147	To transmit from ZC 1307 to 9163	1 piece/match	RMB 0.15/piece	MT	To deliver news coverage
on England Premier
League, any information
relating to both parties
prior to matches, the
status of team players on
timely basis; to help
subscribers understand
the latest development of
soccer teams prior to
matches and to provide
subscribers with first-
hand analysis on betting

Real-time Result of England Premier League	8980040148	To transmit from ZC 1312 to 9163	2 pieces/match	RMB 0.25/piece	MT	To deliver news
coverage on England
Premier League, any
information relating to
both parties prior to
matches, the status of
team players on a
timely basis; to help
subscribers understand
the latest development
of soccer teams prior to
matches and to provide
subscribers with first-
hand analysis on
betting

Development of Germany League Series A	8980040149	To transmit from ZC 1306 to 9163	1 piece/match	RMB 0.15/piece	MT	To deliver news
coverage on Germany
League Series A, any
information relating to
both parties prior to
matches, the status of
team players on a
timely basis; to help
subscribers understand
the latest development
of soccer teams prior to
matches and to provide
subscribers with first-
hand analysis on
betting

Real-time Result of Germany League Series	8980040150	To transmit from ZC 1313 to 9163	2 pieces/match	RMB 0.25/piece	MT	To deliver news
coverage on Germany
League Series A, any
information
relating to both parties
prior to matches, the
status of team players
on a timely basis; to
help subscribers
understand the latest
development of
soccer teams prior to
matches and to
provide subscribers
with first-hand
						analysis on betting

Development of Italy League Series A	8980040151	To transmit from ZC 1305 to 9163	1 piece/match	RMB 0.15/piece	MT	The development of Italy League Series A

Real-time Result of Italy League Series A	8980040152	To transmit from ZC 1310 to 9163	2 pieces/match	RMB 0.25/piece	MT	The real-time result of Italy League Series A

News on Jia A League	8980040153	ZC; to transmit from 1301 to 9163	3 -5 pieces/day	RMB 0.05/piece	MT	News on Jia A League

Development of Jia A League	8980040154	To transmit from ZC 1308 to 9163	1 piece/match	RMB 0.15/piece	MT	The development of Jia A League

Real-time Result of Jia A League	8980040155	To transmit from ZC 1313 to 9163	2 pieces/match	RMB 0.25/piece	MT	The real-time result of Jia A League

News on France League Series A	8980040156	To transmit from ZC 1302 to 9163	3 -5 pieces/day	RMB 0.05/piece	MT	News on France League Series A

Development of France League Series A	8980040157	To transmit from ZC 1309 to 9163	1 piece/match	RMB 0.15/piece	MT	The development of France League Series A

Real-time Result of France League Series A	8980040158	To transmit from ZC 1314 to 9163	2 pieces/ match	RMB 0.25 / piece	MT	The real-time result of France League Series A

Entertainment News (on a monthly basis)	8980040159	To transmit ET to 9163	2 pieces/day	RMB 15/month	MT	The latest and hottest entertainment news of NetEase and its news headlines will be sent to you immediately

Colour Photos (for promotion)	8980040160	Customized by the website	Not fixed	RMB 1.95/ piece	MT	There are wonderful colour photos provided by NetEase for you to download and you may change your mobile wallpapers

Colour Photos	898040161	Customized by the website	Not fixed	RMB 3.95/ piece	MT	There are wonderful colour photos provided by NetEase for you to download and you may change your mobile wallpapers

Photos for Panasonic GD75	8980040162	Customized by the website	Not fixed	RMB 1.95/ piece	MT	There are wonderful colour photos provided by NetEase for you to download and you may change your mobile wallpapers

Newsletter of Yao Ming	8980040164	To transmit from XWDZ 1217 to 9163	3 pieces/day	RMB 0.15/ piece	MT	The newsletter of Yao Ming enables you to understand his latest development in the NBA

National Soccer	8980040165	To transmit from XWDZ 1218 to 9163	5 pieces/day	RMB 0.15/ piece	MT	The China team joins the World Cup again and what will be the result? Let’s pay attention to it and watch together

4. Entertainment and Leisure

Name of Service	Service Code	Required Form (Method of Use)	Transmission Frequency (Several times a day/Several pieces each time)	Rate	Calculation Method	Description

Greetings	8980040001	To transmit CQ “Greeting Code” to 9163	Customized by Subscribers	RMB 0.05/ piece	MT	To send greetings directly in SMS to any mobile phones or websites

Ringtones	8980040006	To transmit LS to 9163	Customized by Subscribers	RMB 0.95/ piece	MT	To customize or send personalized receiving ringtones

Hi-Fi Ringtones - Alcatel	8980040073	To transmit LSA “Ringtone Code” to 9163	Customized by Subscribers	RMB 1.95/ piece	MT	An exclusive surround ringtones for Alcatel mobile phones

Hi-Fi Ringtones - Siemen	8980040099	To transmit LSS “Ringtone Code” to 9163	Customized by Subscribers	RMB 1.95/ piece	MT	An exclusive surround ringtones for Siemen mobile phones

Hi-Fi Ringtones – Sony Ecrisson	8980040100	To transmit LSE “Ringtone Code” to 9163	Customized by Subscribers	RMB 1.95/ piece	MT	An exclusive surround ringtones for Sony Ecrisson mobile phones

Hi-Fi Ringtones – Motorola	8980040101	To transmit LSM “Ringtone Code” to 9163	Customized by Subscribers	RMB 1.95/ piece	MT	An exclusive surround ringtones for Motorola mobile phones

Greeting Logo	8980040007	To transmit TP “Picture Code” to 9163	Customized by Subscribers	RMB 0.45/ piece	MT	To customize or send personalized ringtones for receiving logos

Gift Logo	8980040064	To transmit TP “Picture Code” to 9163	Customized by Subscribers	RMB 0.95/ piece	MT	The newly selective logos with special features which fully show your personality

Logo of Alcatel	8980040102	To transmit TPA “Picture Code” to 9163	Customized by Subscribers	RMB 1.95/ piece	MT	To download pictures exclusively available for Alcatel mobile phone with EMS function

Logo of Sony Ecrisson	8980040084	To transmit TPE “Picture Code” to 9163	Customized by Subscribers	RMB 1.95/ piece	MT	To download pictures exclusively available for Sony Ecrisson mobile phone with EMS function

Logo of Motorola	8980040085	To transmit TPM “Picture Code” to 9163	Customized by Subscribers	RMB 1.95/ piece	MT	To download pictures exclusively available for Motorola mobile phone with EMS function

Logo of Siemen	8980040074	To transmit TPS “Picture Code” to 9163	Customized by Subscribers	RMB 1.95/ piece	MT	To download pictures exclusively available for Siemen mobile phone with EMS function

Logo of Motorola 388	8980040125	To transmit TP “Picture Code” to 9163	6 pieces	RMB 1.95/unit	MT	To download pictures exclusively available for Motorola 388 mobile phone with EMS function

Ringtones of Motorola 388	8980040138	To transmit LSM “Ringtone Code” to 9163	Not fixed	RMB 1.95/unit	MT	To download pictures exclusively available for Motorola 388

Horoscope	8980040025	Customized by the website	1 piece a day	RMB 6/month	Monthly	To provide you with personalized horoscope every day and send it in SMS to your mobile phone, which enable you to grasp ample opportunities and create a rosy future

IQ Test	8980040023	To transmit IQDZ “Receiving Time” to 9163	1 piece a day	RMB 0.15/ piece	MT	To give you an IQ question a day to enable you to train your mind. There are many questions available. Let’s see how great your IQ is?

Greeting Cards Notification Service	8980040168	Customized by the website	A notice for each greeting card	Free of charge at the moment	MT	To send an e-card and the notice in connection thereof will be given in SMS promptly

Happy Expression	8980040046	To transmit from 1801 to 9163	1 piece/day	RMB 0.15/ piece	MT	“You will be younger for 10 years if you smile.” Many selected happy expressions can make you feel young at any time, hahaha! Let’s laugh happily every day

Daily Almanac	8980040047	XWDZ; to transmit from 1604 to 9163	1 piece/day	RMB 0.15/ piece	MT	Reminder from Almanac every day

Daily Almanac (on a monthly basis)	8980040169	To transmit from 35 to 9163	1 piece	RMB 6/month	Monthly	Once you read the Daily Almanac, you don’t need to wait for instructions from gods

Question Games	8980040048	Customized by the website	Customized by Subscribers	RMB 0.05/ question	MT	To answer the questions in SMS Question Games called “NetEase SMS Monopoly” and you may get the price of RMB1,000/day. Continuing to get the price every week or every month!

NetEase Psychological Test	8980040089	To transmit from XLDZ to 9163	1 time/day	RMB 0.45/ question	MT	To test your love and life and to predict your future

Unrequitted Love Game	8980040086	Customized by the website	2 questions	RMB 0.95/question	MT	To enable the one you love to feel your existence. Please send the game for unrequited love to him (her) to guess who you are

NetEase Making Friends (Male)	8980040075	Customized by the website	Not fixed	RMB 5/month	Monthly	To make friends by means of SMS through mobile phone with interaction. This game is specially designed for the subscribers in Guangdong, Jiangsu and Beijing

NetEase Making Friends (Female)	8980040077	Customized by the website	Not fixed	RMB 3/month	Monthly	To make friends by means of SMS through mobile phone and with interaction. This game is specially designed for the subscribers in Guangdong, Jiangsu and Beijing

21-Points SMS Game	8980040088	To transmit 21 “Betting” to 9183	Not fixed	RMB 0.15/game	MT	To conduct the game of 21 points through mobile phones and NetEase SMS center

Fee-based Greeting Card Service	8980040169	Customized by the website	Not fixed	RMB 0.95/card	MT	To send wonderful FLASH greeting cards

Greeting Card Service (on a monthly basis)	89800401070	Customized by the website	Not fixed	RMB 10/ month	Monthly	To let you know immediately the notification of greeting cards

Sexual Education	8980040171	Customized by the website	2-3 jokes/day	RMB 0.45/jokes	MT	There are wonderful jokes that you can’t help from laughing

Jokes for Men and Women	8980040172	Customized by the website	1 – 2 jokes/ day	RMB 0.45/jokes	MT	There are wonderful jokes that you can’t help from laughing

Jokes for Men and Women (on a monthly basis)	8980040173	To transmit from 1802 to 9163	1 – 2 jokes/ day	RMB 30/month	Monthly	There are wonderful jokes that you can’t help from laughing

Special Jokes	8980040139	Customized by the website	2-3 jokes/day	RMB 30/month	Monthly	There are wonderful jokes that you can’t help from laughing

Jokes on Demand	8980040174	Customized by the website	2-3 jokes/day	RMB 0.45/jokes	MT	There are wonderful jokes that you can’t help from laughing

Hand-Free Information	8980040175	Customized by the website	Not fixed	RMB 0.45/piece	MT

Greeting (Hand-Free)	8980040098	Customized by the website	Not fixed	RMB 0.45/piece	MT	To add a hand-free function on top of the ordinary greeting feature. The greeting can be displayed on the screen even though she does not press any buttons

Flash SMS	8980040095	Customized by the website	Not fixed	RMB 0.45/piece	MT	To add a flash function on top of the ordinary greeting feature. The greeting can be displayed on screen even though she does not press any buttons

Flash SMS (Hand-Free)	8980040097	Customized by the website	Not fixed	RMB 0.45/piece	MT	To add a flash function on top of the ordinary greeting feature. The greeting can be displayed on the screen even though she does not press any buttons

Dynamics SMS	8980040096	Customized by the website	Not fixed	RMB 0.95/piece	MT	A new concept that
is different from an
ordinary SMS with
text is employed.
Each SMS consists
of 2 – 3 different
pictures with
words, and
emotion can be
expressed
profoundly. This
is regarded as one
of the
technological
						breakthroughs

Lotteries Information	8980040048	Customized by the website	According to the category subscribed; 1 piece/category	RMB 0.15/piece	MT	Lotteries information all over the world

Development of Soccer Betting	8980040091	ZC; to transmit from 1101 to 9163	Monday falling on one week before the match	RMB 0.15/piece	MT	To send information of soccer teams and the place of matches to subscribers in advance to enable the subscribers to have time to check the soccer information relating to Italy League or England Premier League, etc.

Analysis on Soccer Betting	8980040092	ZC; to transmit from 1102 to 9163	Every Friday and Saturday	RMB 0.45/piece	MT	We provide professional analysis on the result of each match and the forecast of coming matches to give subscribers more information for reference.

News on Soccer Betting	8980040008	ZC; to transmit from 1104 to 9163	3-5 piece/day	RMB 0.15/piece	MT	To deliver on time
news coverage on
Italy League and
England Premier
League, the
information of the
parties before
matches, and the
status of team
players taking part
in matches to help
subscribers
understand the
latest situation of
soccer teams prior
to matches and to
provide them with
first-hand
information on
						betting

Result of Soccer Betting	8980040090	Customized by the website	2 pieces of news for each match (on a real-time basis)	RMB 0.45/piece	MT	After the end of
the first half of a
match, we will
send to the
subscribers the
result of the first
half of such match
immediately. After
the end of the
whole match, we
will immediately
send them the
result of the second
						half of the match

Guessing Competition of Soccer Betting	8980040176	To transmit from ZC to 9163	1 piece each time	RMB 0.45/piece	MT	Guessing competition with prize given

NetEase SMS Menu Settings	8980040177

Network Monopoly	8980040178	To transmit from JJ to 9183	2-3 pieces each time	RMB 0.45/pieces	MT	To answer questions through simple operation, and to score marks to obtain lucky draw number in order to get huge cash prize

Movie Information	8980040050	To transmit XWDZ 1401 to 9163	1-2 pieces/day	RMB 0.05/piece	MT	Movies are just
like the lives of
human beings,
which are full of
joys and sorrow,
partings and
reunions; the
anecdotes of the
film industry are
also filled with
happiness, anger,
sorrow and joys; to
provide you with
updated
information
relating to the
production and
release of movies
in the PRC and all
over the world, as
well as their
awards
						immediately

Television Information	8980040051	To transmit from XWDZ 1402 to 9163	1-2 pieces/day	RMB 0.05/piece	MT	To provide you with updated information relating to the production and release of television programs in the PRC and all over the world, as well as their awards immediately

Music Information	8980040052	To transmit from XWDZ 1403 to 9163	1-2 pieces/day	RMB 0.05/piece	MT	To provide you with the updated information relating to the development of various kinds of music and musicians immediately

Billboard for US Top Movies	8980040053	To transmit from XWDZ 1404 to 9163	1 time/week	RMB 0.05/piece	MT	Don’t miss movies with perfect acting, high-quality production and attractive story – Weekly Billboard US Top Movies

Billboard for HK Top Songs	8980040054	To transmit from XWDZ 1451 to 9163	1 time/ week	RMB 0.05/piece	MT	The newest and most hit songs can be found in the Billboard for HK Top Songs

Billboard for Top 20 Chinese Songs	8980040055	To transmit from XWDZ 1406 to 9163	1 time/ week	RMB 0.05/piece	MT	Whether they are the best singers or the most beautiful Chinese songs in your heart? Are all the singers and songs that you love in the billboard?

Shows Information (Beijing)	8980040056	To transmit from XWDZ 1407 to 9163	At any time	RMB 0.05/piece	MT	To send out immediately the showing time relating to the concerts, dramas, dancing shows, operas and acrobatics in Beijing and to prepare to serve you at all times

Shows Information (Shanghai)	8980040057	To transmit from XWDZ 1408 to 9163	At any time	RMB 0.05/piece	MT	To send out immediately the showing time relating to the concerts, dramas, dancing shows, operas and acrobatics in Shanghai. Please think of me when you need help

Shows Information (Guangzhou)	8980040058	To transmit from XWDZ 1409 to 9163	At any time	RMB 0.05/piece	MT	To send out immediately the showing time relating to the concerts, dramas, dancing shows, operas and acrobatics in Guangzhou. I will be with you when you need help

SMS Tips	8980040124	Customized by the website	Not fixed	RMB 0.15/piece	MT	Don’t you have capacity in your mobile phone? Please open NetEase Tips at once and we will help you solve the problem

Love from Pets	8980040129	To transmit from BB to 9163	Not fixed	RMB 6/month	Monthly	Lovely pets can shorten the distance between you and them

Trendy SMS Guessing Competition	8980040163	Customized by the website	3 pieces each time	RMB 0.95/piece	MT	Trendy SMS guessing competition with prizes given

Sassy Female Students	8980040166	Customized by the website	Not fixed	RMB 10/month	Monthly	Sassy female students, female students becoming the main characters of this decade

Enhanced Version for Special Men and Women	8980040167	To transmit from MM to 9163	Not fixed	RMB 10/month	Monthly	The enhanced version for special men and women provides much more extensive information relating to making friends and entertainment

6. Daily Life Education

Name of Service	Service Code	Required Form (Method of Use)	Transmission Frequency (Several times a day/ Several pieces each time)	Rate	Calculation Method	Description

E-C Translation	8980040022	To transmit from YH “English Vocabulary or Term” to 9163	Customized by Subscribers	RMB 0.05/piece	MT	To check online E- C dictionaries by using SMS in mobile phones

Television Programs	89800400005	To transmit from TV “Code of Television Station” to 9163	Customized by Subscribers	RMB 0.05/piece	MT	Preview of the TV programs of major television stations in China

Weather Forecast	8980040004	To transmit from TQDZ “City IDD Area Code” to 9163	Customized by Subscribers	RMB 0.05/piece	MT	Weather forecast of major areas in China

Weather Forecast (on monthly basis)	8980040179	To transmit from TQDZ to 9163	1 piece/day	RMB 3/month	Monthly	Weather forecast of major areas in China

IDD Area Code	8980040024	To transmit from QH “Name of City in Chinese” to 9163	Customized by Subscribers	RMB 0.05/piece	MT	To check IDD area code/name of city by mobile phones

Postal Code	8980040026	To transmit from YB “Name of City in Chinese” to 9163	Customized by Subscribers	RMB 0.05/piece	MT	To check postal code/name of city by mobile phones

TOEFL Vocabulary	8980040087	To transmit from ENT to 9163	Not fixed	RMB 0.25/piece	MT	Examination about vocabulary, a real useful tool

GRE Vocabulary	8980040076	To transmit from ENT to 9163	Not fixed	RMB 0.25/piece	MT	Examination about vocabulary, a real useful tool

US Oral Test of New Oriental	8980040180	To transmit from ENT 1501 to 9163	Not fixed	RMB 0.25/piece	MT	US Oral Test of New Oriental

Two Genders Humour of New Oriental	8980040181	To transmit from ENT 1502 to 9163	Not fixed	RMB 0.15/piece	MT	Two Genders Humour of New Oriental

English News of New Oriental	8980040182	To transmit from ENT 1503 to 9163	Not fixed	RMB 0.15/piece	MT	English News of New Oriental

IELTS Vocabulary of New Oriental	8980040183	To transmit from ENT 1504 to 9163	Not fixed	RMB 0.15/piece	MT	IELTS Vocabulary of New Oriental

IELTS Sentence Structure of New Oriental	8980040184	To transmit from ENT 1505 to 9163	Not fixed	RMB 0.15/piece	MT	IELTS Sentence Structure of New Oriental

IELTS Oral Test of New Oriental	8980040185	To transmit from ENT 1506 to 9163	Not fixed	RMB 0.15/piece	MT	IELTS Oral Test of New Oriental

IELTS Listening Test of New Oriental	8980040186	To transmit from ENT 1506 to 9163	Not fixed	RMB 0.15/piece	MT	IELTS Listening Test of New Oriental

A Vocabulary A Day (English)	8980040059	To transmit from ENT 1601 to 9163	1 time/day	RMB 0.15/piece	MT	Many a little makes a mickle. Learning English is really not that difficult if you learn a vocabulary a day

Health Reminder	8980040060	To transmit from XWDZ 1603 to 9163	1-2 pieces/day	RMB 0.15/piece	MT	Good health is an asset. Please learn how to take care of yourself – If you want to have a healthy life, please use “Health Reminder”

Advice from Child Experts	8980040061	To transmit from XWDZ 1602 to 9163	1-2 pieces/day	RMB 0.15/piece	MT	Don’t let your children lose at the very beginning and use scientific methods to raise them from today onward. Let’s hold children with our hands, make them healthy and smart, and have a rosy future

Daily Virus Reminder	8980040187	To transmit from XWDZ 1605 to 9163	1 piece/day	RMB 0.45/piece	MT	Daily computer virus reminder enables your computer to be much more healthy

Lotteries Regarding Chinese Sports	8980040062	Customized by the website	1 time/week	RMB 0.45/piece	MT	Lotteries information

Fengcai Welfare Lotteries of Beijing	8980040063	Customized by the website	1 time/week	RMB 0.45/piece	MT	Lotteries information

Star Story A	8980040141	Customized by the website	1 piece	RMB 0.45/piece	MT	A. If subscribers request the service online, related analysis of personal file will come out

Star Story B	8980040142	Customized by the website	1 piece	RMB 0.95/piece	MT	B. If subscribers request the service online, related analysis of personal file will come out

Star Story C	8980040143	Customized by the website	1 piece	RMB 1.95/piece	MT	C. If subscribers request the service online, related analysis of personal file will come out

Soul Detector	8980040188	Customized by the website	2 pieces	RMB 0.95/piece	MT	Subscribers choose a question from a psychological test and the NetEase system will help send it out to the other party. After choosing the answer by the other party, a result of such test will come out so as to analyse the personality of both party

Idiom	8980040189	To transmit from YXXH 1804 to 9163	1 piece/day	RMB 0.15/piece	MT	Subscribers send out an order to customize service YXXH 1804. If the order needs to be cancelled please send YXXH 1804. A SMS prepared based on Devil Dictionary will be given

Devil Dictionary	8980040190	To transmit from YXXH 1803 to 9163	1 piece/ day	RMB 0.15/piece	MT	Subscribers send out an order “YXMC 1803” to customize service. If the customized service needs to be cancelled, please send “YXMC 1803”

King of Working Class	8980040191	Customized by the website	1 piece/ day	RMB 0.25/piece	MT	To provide the white collars of different ages with information relating to job vacancy, working skills and tips for daily life

OL Corner	8980040192	Customized by the website	1 piece/ day	RMB 0.25/piece	MT	To provide the white collars of different ages with information relating to job vacancy, working skills and tips for daily life

Notification of New Mail	8980040193	Customized by the website	Not fixed	RMB 3/month	Monthly	To be informed of the arrival of mails immediately. The service includes 20 mail notices

Calculation of Female Safety Period	8980040144	Customized by the website	1 piece	RMB 1.95/piece	MT	By entering relevant information online, subscribers can get the result regarding calculation of female safety period

Recruitment Information	8980040127	Customized by the website	2-3 pieces/day	RMB 0.45/piece	MT	To give up newspapers for job vacancy, throw away rubbish information and use the most popular way to get a job

Newsletter on Advanced Level Examination	8980040128	Customized by the website	2-3 pieces/day	RMB 0.45/piece	MT	To deliver to you at any time the information regarding Advanced Level Examination

Newsletter on Foreign Studies	8980040130	Customized by the website	1-3 pieces/day	RMB 0.15/piece	MT	To provide subscribers with information relating to overseas students and school information

Different Languages	8980040131	Customized by the website	1 piece/day	RMB 0.15/piece	MT	To enable peoples from different places to overcome language and communication barriers

Love Winner	8980040132	Customized by the website	2 pieces/day	RMB 0.15/piece	MT	To provide handsome boys and beautiful girls with several methods to steal hearts and get loves

Business Establishment	8980040133	Customized by the website	1 piece/day	RMB 0.15/piece	MT	To sum up the successful experiences of famous people and individual famous remarks in the past history and these will be beneficial to your business establishment

7. SMS Bidding

Name of Service	Service Code	Required Form (Method of Use)	Transmission Frequency (Several times a day/Several pieces each time)	Rate	Calculation Method	Description
SMS Bidding	8980040116	Customized by the website	1 piece each time for successful bids	RMB 0.95/piece	MT	To successfully bid the communication between the parties

Notice of Successful Bid	8980040117	Customized by the website	1 piece each time for successful deals	RMB 1.95/piece	MT	To send a notice to the seller after a buyer successfully purchases products

Tender Reminder	8980040118	Customized by the website	1 piece each time for tenders which exceed the prices set	RMB 0.95/piece	MT	A reminder in SMS will be sent if the tender price exceeds the price you have given

Reminder for Completion of Tender	8980040119	Customized by the website	1 piece each time for the completion of tender	RMB 0.45/piece	MT	Information relating to tender will be sent to those who have customized this service after the completion of tender

Newsletter of Bidding	8980040120	Customized by the website	1-2 popular products/ day	RMB 0.15/piece	MT	A reminder in SMS regarding the popular products for bidding every day

Bidding Information A on a Monthly Basis	8980040121	Customized by the website	1-3 piece of bidding information/day	RMB10/piece	MT	To provide bidders with comprehensive information in SMS on a monthly basis

Bidding Information B on a Monthly Basis	8980040122	Customized by the website	4-8 piece of bidding information/day	RMB15/piece	MT	To provide bidders with comprehensive information in SMS on a monthly basis

Bidding Information C on a Monthly Basis	8980040123	Customized by the website	9-12 piece of bidding information/day	RMB30/piece	MT	To provide bidders with comprehensive information in SMS on a monthly basis

8. Shopping SMS

Name of Service	Service Code	Required Form (Method of Use)	Transmission Frequency (Several times a day/ Several pieces each time)	Rate	Calculation Method	Description

Shopping SMS	8980040194	Customized by the website	1 piece	RMB 0.55/piece	MT	NetEase Shopping Center enables you to grasp ample opportunities

Notice of Successful Purchase	8980040195	Customized by the website	1 piece	RMB 0.75/piece	MT	Notice of successful purchase from NetEase Shopping Center

Online Notice (on a Monthly Basis)	8980040196	Customized by the website	1 piece/day	RMB3/month	Monthly	NetEase Alumna provide you with an online notice to make your classmates and you more close

Lesson A	8980040197	Customized by the website	Not fixed	RMB8/month	Monthly	To provide subscribers named in NetEase Alumna with an enhanced SMS service

Lesson B	8980040198	Customized by the website	Not fixed	RMB12/month	Monthly	To provide subscribers named in NetEase Alumna with an enhanced SMS service

Lesson C	8980040199	Customized by the website	Not fixed	RMB16/month	Monthly	To provide subscribers named in NetEase Alumna with an enhanced SMS service

9. Other Services

Name of Service	Service Code	Required Form (Method of Use)	Transmission Frequency (Several times a day/Several pieces each time)	Rate	Calculation Method	Description
Free Service	8980040000		Not fixed			This service is used in sending out registration and verification information and free-of-charge system information

External Domain Names	8980040099	Customized by the website	1-2 pieces	RMB 0.45/piece	MT	To provide you with expired and cancelled domain names, which enables you to obtain valuable domain names easily

Mail Remainder	898004002	Customized by the website	1 reminder for each new mails	RMB 0.15/reminder	MT	You will immediately receive a notice for any new incoming mail

E-Mail Any Time	8980040126	Customized by the website	Not fixed	RMB 6/month	Monthly	To send e-mail by mobile phones at any time

Mobile Phone Chat Room	8980040134	Customized by the website	To be charged for each piece of information	RMB 0.05/piece	MT	Mobile Phone Chat Room is a game in connection with making friends, which makes the distance between people closer

Mobile Phone Chat Room (Private)	8980040135	Customized by the website	Monthly	RMB 4/month	Monthly	Mobile Phone Chat Room is a game in connection with making friends, which makes the distance between people closer

NetEase SMS Menu Setting	8980040200		1 piece	Free of Charge

SMS Delivery on SMS Main Page	8980040003	Customized by the website	Customized by Subscribers	RMB 0.05/piece	Monthly	It’s convenient and easy to send SMS on main page

Special Price A	8980040201	Customized by the website	2 pieces a day	RMB 5/month	Monthly	The latest information, the hottest current affairs, the No. 4 news and the major international and PRC news (on a monthly basis)

Special Price B	8980040202	Customized by the website	4 pieces a day	RMB 10/month	Monthly	The latest information, the hottest current affairs, the No. 5 news and the major international and PRC news (on a monthly basis)

Special Price C	8980040203	Customized by the website	8 pieces a day	RMB 20/month	Monthly	The latest information, the hottest current affairs, the No. 6 news and the major international and PRC news (on a monthly basis)

Special Price D	8980040204	Customized by the website	8 pieces a day	RMB 25/month	Monthly	The latest information, the hottest current affairs, the No. 7 news and the major international and PRC news (on a monthly basis)

Monthly On- Demand Package A	8980040205	To transmit from TCA to 9163	Not fixed	RMB5/month	Monthly	Limited payment but with unlimited content service

Monthly On- Demand Package B	8980040206	To transmit from TCB to 9163	Not fixed	RMB10/month	Monthly	Limited payment but with unlimited content service

Monthly On- Demand Package C	8980040206	To transmit from TCC to 9163	Not fixed	RMB15/month	Monthly	Limited payment but with unlimited content service

Monthly Club Service	8980040208	Customized by the website	Not fixed	RMB10/month	Monthly	To make you more convenient

Media Alliance SMS	8980040209	Customized by the website	Not fixed	RMB15/month	Monthly	To obtain media information at any time

Men’s Health	898004210	To transmit from 1613 to 9163	2-3 pieces/day	RMB15/month	Monthly	Knowledge about men’s health and health care information

Motor Newsletter	8980040211	To transmit from 1611 to 9163	2-3 pieces/day	RMB15/month	Monthly	This is the news coverage in SMS specially designed for those who love motors, which includes the latest information, analysis and market information relating to motors

10. Cancellation of All Customized Services

Name of Service	Service Code	Required Form (Method of Use)	Transmission Frequency (Several times a day/Several pieces each time)	Rate	Calculation Method	Description

Cancellation of All Customized Services		To transmit to “0000”	1 piece each time	Nil	Free of Charge	To cancel all the customized services

Notes for Form Filling:

1. Please write down the name of services after sequence number and make any additions as you think fit pursuant to the actual needs.

2. The name of services is the combination of various service items, for example, the service called “Weather Forecast” includes the items of “Weather Enquiry, Weather Report and Cancellation of Weather Report.”

3. Service Code is composed of letters or numbers with 10 digits

4. Unit of the rate is “RMB each time” or “RMB/month.”

5. Calculation method shall be classified as follows: (1) MT; (2) MO; (3) MT and MO; (4) monthly-based fee; and (5) free of charge.

6. “Cancellation of All Customized Service” is a necessary item. All SP shall fill in the form in accordance with the above requirements.

Exhibit 3 Service Provided by Party B to Subscribers

How to order NetEase SMS via cell phone

Ordering stock information via cell phone

Check for help regarding stock information ordering

1. Select the information menu on cell phone, then select “Compose”

2. Enter “HELP GP,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the arrival of information ordered

Quotation of specified stocks (3 stocks at one time)

1. Select the information menu on cell phone, then select “Compose”

2. Enter “GP 0001 0002 0003,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the arrival of information ordered

Timed customization of stock quotations

1. Select the information menu on cell phone, then select “Compose”

2. Enter “GPDZ 0001 0002 0003,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the arrival of information ordered

Cancel customization of stock quotations

1. Select the information menu on cell phone, then select “Compose”

2. Enter “GPDZ 0001 0002 0003,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the confirmation of cancellation

Order the list of value percentage gainers on the Shanghai Stock Exchange (real-time delivery)

1. Select the information menu on cell phone, then select “Compose”

2. Enter “GPZH,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the arrival of information ordered

Order the list of value percentage gainers on the Shenzhen Stock Exchange (real-time delivery)

1. Select the information menu on cell phone, then select “Compose”

2. Enter “GPZS,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the arrival of information ordered

Order the list of value percentage losers on the Shanghai Stock Exchange (real-time delivery)

1. Select the information menu on cell phone, then select “Compose”

2. Enter “GPDH,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the arrival of information ordered

Order the list of value percentage losers on the Shenzhen Stock Exchange (real-time delivery)

1. Select the information menu on cell phone, then select “Compose”

2. Enter “GPDS,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the arrival of information ordered

Customize the list of value percentage gainers on the Shanghai Stock Exchange and Shenzhen Stock Exchange (closing quotations)

1. Select the information menu on cell phone, then select “Compose”

2. Enter “GPZH,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the arrival of information ordered

Cancel the customization of the list of value percentage gainers on the Shanghai Stock Exchange and Shenzhen Stock Exchange (closing quotations)

1. Select the information menu on cell phone, then select “Compose”

2. Enter “GPZX”, click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the confirmation of cancellation

Customize the list of value percentage gainers on Shenzhen Stock Exchange and Shenzhen Stock Exchange (closing quotations)

1. Select the information menu on cell phone, then select “Compose”

2. Enter “GPDF,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the arrival of information ordered

Cancel the customization of the list of value percentage losers on the Shanghai Stock Exchange and Shenzhen Stock Exchange (closing quotations)

1. Select the information menu on cell phone, then select “Compose”

2. Enter “GPDX,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the confirmation of cancellation

Inquiry by stock code

1. Select the information menu on cell phone, then select “Compose”

2. Enter “GPCX abbreviation of stock name,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the arrival of information ordered

IQ puzzle

Order IQ puzzle:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “IQ 13XXXXXXXX,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Receive the IQ puzzle, receive answer after 5 minutes

Customize IQ puzzle:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “IQDZ 0900,” click “Submit” (“0900” represents 9 a.m., if the time is in default, it will be deemed as the current time)

3. Enter receiving code “9163,” confirm submit

4. Receive IQ puzzle at 9 a.m. every day

Cancel the customization of IQ puzzle:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “IQQX,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the confirmation of cancellation

Play millionaire game via SMS

Order the game:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “JJ,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait to receive the game

Answer question in the game:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “JJA” or “JJ A,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait to receive the answer, check if your answer is correct

Points inquiry:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “JJF,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait to receive the accumulated points

Ranking inquiry:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “JJP,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait to receive the ranking

Inquiry about “JJ” instruction and help:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “JJH,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait to receive help information about “JJ”

Customize SMS millionaire game:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “JJDZ 0900,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Receive the game at 9 a.m. each day

Cancel the customization of SMS millionaire game:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “JJQX,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the confirmation of cancellation

Inquiry about area code of a city

Inquiry about area code, given city name

1. Select the information menu on cell phone, then select “Compose”

2. Enter “QH city name in Chinese,” click “Submit” (e.g., QH [FOREIGN LANGUAGE APPEARS HERE])

3. Enter receiving code “9163,” confirm submit

4. Wait to receive the area code of the city

Inquiry about city name, given area code

1. Select the information menu on cell phone, then select “Compose”

2. Enter “QH area code,” click “Submit” (e.g., QH 0871)

3. Enter receiving code “9163,” confirm submit

4. Wait to receive the name of the city

Order pictures to your friends or yourself:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “TP picture code cell phone number,” click “Submit”

If order to Nokia cell phone: “TP 31001 13XXXXXXXX” (If you don’t enter the cell phone, the picture will be sent to your cell phone);

If order to Alcatel cell phone: “TPA 31001 13XXXXXXXX” (If you don’t enter the cell phone, the picture will be sent to your cell phone);

If order to Siemens cell phone: “TPS 31001 13XXXXXXXX” (If you don’t enter the cell phone, the picture will be sent to your cell phone)

3. Enter receiving code “9163,” confirm submit

4. Wait to receive the picture ordered

Order ring bell to your friends or yourself:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “LG ring bell code cell phone number,” click “Submit”

If order to Nokia cell phone: “LS 31001 13XXXXXXXX” (If you don’t enter the cell phone, the picture will be sent to your cell phone);

If order to Alcatel cell phone: “LSA 31001 13XXXXXXXX” (If you don’t enter the cell phone, the picture will be sent to your cell phone);

If order to Siemens cell phone: “LSS 31001 13XXXXXXXX” (If you don’t enter the cell phone, the picture will be sent to your cell phone)

3. Enter receiving code “9163,” confirm submit

4. Wait to receive the ring bell ordered

Order and inquiry about weather forecast

Inquiry about weather forecast

1. Select the information menu on cell phone, then select “Compose”

2. Enter “TQ area code cell phone number,” click “Submit” (e.g., “TQ 020)

3. Enter receiving code “9163,” confirm submit

4. Wait to receive the weather forecast of the city

Customize weather forecast

1. Select the information menu on cell phone, then select “Compose”

2. Enter “TQDZ area code time for receiving the SMS,” click “Submit” (e.g., “TQ 020 0900)

3. Enter receiving code “9163,” confirm submit

4. Receive the weather forecast at 9 a.m. each day

Cancel customization of weather forecast

1. Select the information menu on cell phone, then select “Compose”

2. Enter “TQQX area coder,” click “Submit” (e.g., “TQQX 020)

3. Enter receiving code “9163,” confirm submit

4. Wait for confirmation of cancellation

Receive TV program parade via SMS

Order TV programs:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “TV code of the TV station,” click “Submit” (e.g., “TV CCTV1”)

3. Enter receiving code “9163,” confirm submit

4. Wait to receive TV program parade of CCTV1

Customize receiving TV program parade:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “TV code of the TV station time for receiving the SMS,” click “Submit” (e.g., “TVDZ CCTV1 0900”)

3. Enter receiving code “9163,” confirm submit

4. Wait to receive TV program parade of CCTV1 at 9 am each day

What follows is the list of TV station codes:

CCTV 1 (cctv1)	CCTV 2 (cctv2)	CCTV 3 (cctv3)

CCTV 4 (cctv4)	CCTV 5 (cctv5)	CCTV 6 (cctv6)

CCTV7 (cctv7)	CCTV 8 (cctv8)	Zhejiang Star TV (zjws)

Anhui Star TV (anhws)	Shanghai Star TV (shws)	Shanghai 1 (sh1)

Shanghai 2 (sh2)	Shanghai Oriental 1(shdf1)	Shanghai Oriental 2 (shdf2)

Phoenix TV Chinese (fhzw)	Phoenix TV Movie (fhdy)	Shandong Star TV (sdws)

Fujian Star TV (fjws)	Hainan Star TV (hainws)	Heilongjiang Star TV (hljws)

Shenzhen 1 (sz1)	Shenzhen 2 (sz 2)	Guangdong Star TV (gdws)

Guangdong Pearl (gdzj)	Hunan Star TV (hunws)	Asia TV Hong Kong (ysbg)

Asia TV Intl. (ysgj)	Chongqing Star TV (cqws)

Cancel the customization of TV program parade:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “TVQX code of the TV station,” click “Submit” (e.g., “TVQX CCTV1”)

3. Enter receiving code “9163,” confirm submit

4. Wait to receive “cancellation confirmed”

Order news

Order real-time news:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “XW,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Receive news update

For example, customize ordering of various news:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “XWDZ 1009,” click “Submit”

“1009” represents the most concerned news report, such as “Iraq War”, for details, please see Attachment 1

3. Enter receiving code “9163,” confirm submit

4. Receive news update every day

Cancel the customization of news update:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “XWQX 1001,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Cancel news headlines previously ordered

For the operation of other news items, please see Attachment 1:

1001 Headlines	1002 Domestic News	1003 Intl. News

1005 Technology News	1006 Financial News	1007 Sports News

1008 Entertainment News	1201 World Cup News	1203 League A Report

1204 League A Rankings	1205 League B Rankings	1206 League B Report

1207 Italian Serie A	1208 German Serie A	1209 English Premier League

1210 F1 Grand Prix	1211 Chinese Soccer Team	1401 Movie Info

1402 TV Info	1403 Music Info	1404 American Movie

1405 Hong Kong Pop Music	1406 Chinese TOP 20	1407 Performance (Beijing)

1408 Performance (Shanghai)	1409 Performance (Guangzhou)	1601 Daily English Vocabulary

1602 Baby Care Instruction	1603 Health Care	1604 Daily Fortune

1605 Daily Virus	1801 Jokes

Order post code

Find out city name through post code:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “YB 510000,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the name of the city represented by the post code sent to your cell phone

Find out post codes of any place:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “YB [FOREIGN LANGUAGE APPEARS HERE],” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait for the post code of the city sent to your cell phone

Order English-Chinese translation:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “YH HELLO,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. Wait the Chinese translation of “HELLO” sent to your cell phone

Order help information:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “HELP,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. All the information about the codes used in ordering will be sent to your cell phone, helping you order the services

Order help information regarding chat room:

1. Select the information menu on cell phone, then select “Compose”

2. Enter “HELP CQ,” click “Submit”

3. Enter receiving code “9163,” confirm submit

4. All the information about the chat room will be sent to your cell phone.

How to cancel the registration of your cell phone number?

You may log into the NetEase SMS center by clicking on “Personal Info” at the upper left of the web page, where you can find the selection of “cancel cell phone registration.” Upon receipt of the password for registration cancellation, you may type in the password to complete the cancellation of your registration at the NetEease SMS center.

Exhibit 4: Maintenance Sections and Responsibilities of Both Parties

A. Diagram of the Maintenance Sections

[Omitted]

B. Party A’s Rights and Obligations

(1) Party A shall contribute software and hardware required by its SMS service platform.

(2) Party A shall connect Party B’s server to its SMS service platform.

(3) Party A shall provide Party B with the SMS service specifications and interface technical specifications.

(4) Party A shall maintain the normal operation of the network communication that is indicated to be responsible by Party A, and assume responsibility for network problems not caused by Party B. Party A has the right to restrict the transmission of any excessive data or information that damages the safety of Party A’s network operation.

(5) Party A shall provide statistics for the information transmission volume through Party A’s telecommunications channel, and ensure the reliability and timeliness of such statistics data, and assume responsibilities for any damages arising therefrom.

(6) Party A shall notify Party B in advance for any transmission interruption resulting from testing, maintenance or other foreseeable reasons, including the reason, time and period for such transmission interruption.

(7) Party A shall immediately notify Party B of any transmission interruption caused by unforeseeable reasons such as problems with network switch or other network problems.

C. Party B’s Rights and Obligations

(1) Party B shall be responsible for the construction and maintenance of its own system for information services, including all hardware equipment, system testing, connecting, maintenance, daily service management, market promotion and expenses relating to this service.

(2) Party B shall be responsible for the connection between Party B’s system and Party A’s gateways and servers, and the expenses for the application, lease and maintenance of relevant telecommunication lines.

(3) Party B shall be responsible for the editing, review and production of the information that it provides, and ensure the timeliness, truthfulness, reliability and legality of such information, and assume related liabilities thereto.

(4) Party B shall ensure the testing and connecting of its system would not affect the normal operation of Party A’s network and assume related liabilities for any damages to Party A’s network system arising therefrom.

(5) Party B shall make prior notice to Party A in writing for the commissioning, activation and modification of its system, and notify subscribers of the same through effective means such as e-mail, advertisement or short messages upon Party A’s confirmation thereof, and shall reduce the impact on subscribers to the minimum degree.

(6) Party B shall observe Party A’s emergence adjustment to the volume of short messages to ensure the normal operation of SMS services.

(7) Party B shall not create overload transmission volume that would harm the network safety when transmitting messages to Party A’s SMS service platform.

(8) Party B shall provide 7 days a week and 24 hours a day system maintenance.

Exhibit 5: Information Source Networking Information Safety and Security Liability Statement

The information source unit (CP/SP in the Agreement) that connects with the mobile communication network, UNINET or relevant service platform of China Unicom (including but not limited to SMS gateway, WAP gateway, JAVA/BREW download server, GPRS server) shall comply with the following regulations:

I.	The information source unit shall comply with applicable state laws, regulations and directives, and to strictly implement regulations on information security management.

II.	The information source unit shall not use mobile communication network, UNINET or relevant service platform of China Unicom to conduct criminal activities which may jeopardize national safety or cause disclosure of national secrets; not to use mobile communication network, UNINET or relevant service platform of China Unicom to produce, browse, copy, or transmit the information which breaches the Constitution or the laws, prevent social security, disrupt national unity or national solidarity, or is erotic or violent, nor to use mobile communication network, UNINET or relevant service platform of China Unicom to publish any information of the following nature:

1. that opposes the basic principles set for in the Constitution;

2. that jeopardizes national security, divulges state secrets, subverts the government or undermines national unity;

3. that is detrimental to the national image and interests;

4. that instigates ethnic hatred or discrimination or that damages interracial unity;

5. that undermines state policy on religion, or that advocates cults or feudal superstitions;

6. that spreads rumors, disrupts the social order or undermines social stability;

7. that spreads obscenity or pornography, or that advocates gambling, violence, murder, fear, or that incites criminal activities;

8. that insults or slanders other people, or that infringes upon their lawful rights and interests; or

9. other contents prohibited by laws or administrative regulations.

Upon discovering the information being transmitted, the information source unit shall take prompt measures to stop such transmission and report to relevant authorities.

III.	The information source unit shall comply with state regulations on intellectual property in respect of provision of information.

IV.	The information source unit shall guarantee the safety and stability of the service content during the network testing, trial operation and upon activation of the service, that will not cause any damage to the mobile communication network, UNINET or relevant service platform of China Unicom.

V.	The information source unit shall put in place effective information security controls and technology protection measures and accept administration, oversight and examination of relevant authorities.

VI.	In the event of any breach of such regulations, Party A shall take measures to close the channel accessible to such information source and hold the responsible unit liable, and terminate cooperation with such unit. The liability statement shall be kept by Party A.

Responsible unit:

Responsible person:

(signature, seal)

Date: April 18, 2003